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                CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our reports dated December 12, 2001 with respect to Alliance Institutional Funds, Inc. (comprising, respectively, Alliance Premier Growth Institutional Fund, Alliance Quasar Institutional Fund, AllianceBerstein Real Estate Investment Institutional Fund and Alliance Special Equity Institutional
Fund) which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-37177 and 811-08403) of Alliance Institutional Funds, Inc.





                             ERNST & YOUNG LLP


New York, New York
February 25, 2002




























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